Exhibit 23.1

KPMG LLPSuite 2400 400 West Market Street Louisville, KY 40202

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-274825) on Form 10-K of our report dated March 3, 2026, with respect to the consolidated financial statements of Turning Point Brands, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Louisville, Kentucky
March 2, 2026